Exhibit 99



Swiss Medica Resale Registration Statement Declared Effective

Toronto, Ont-June 21, 2004- SWISS MEDICA, INC. (OTCBB: SWME) today announced that the Securities and Exchange Commission declared the Company's resale registration statement effective as of June 21, 2004. The resale registration statement, filed on Form SB-2 (File No. 333-115539), covers 21,577,500 shares of Swiss Medica Common Stock issued and 30,946,250 shares of Swiss Medica Common Stock underlying warrants issued to selling stockholders in connection with the Company's private placement closed on March 31, 2004.

Selling stockholders included in the resale registration statement may obtain a copy of the prospectus relating to their shares of Swiss Medica Common Stock via email at investors@SwissMedica.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities.

ABOUT SWISS MEDICA

About Swiss Medica Inc.

Swiss Medica commercializes proprietary bioscience products that relieve chronic ailments. We increase our market share through focused distribution strategies in multiple sales channels. Swiss Medica's mission is to be a world leader in the commercialization of life enhancing bioscience products that improve quality of lives. Please visit our websites at www.swissmedica.com and www.O24zone.com.

Forward-looking statements in this news release are made pursuant to the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, risks relating to the ability to close transactions being contemplated, risks related to international sales and potential foreign currency exchange fluctuations, continued acceptance of Swiss Medica's products, increased levels of competition, technological changes, dependence on intellectual property rights and other risks detailed from time to time in Swiss Medica's periodic reports filed with the United States Securities and Exchange Commission and other regulatory authorities.

Investor Relations Contact:

Current Capital
Robert Kennedy, President
John Robinson
1 (877) 859-5200


Press Contact
Tracy Bagatelle-Black
1 (661) 263-1842
tbagatelleblack@earthlink.com